BRACKIN O’CONNOR, LLC

 REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Management
Brackin O’Connor, LLC
(A Development Stage Company)

        We have audited the accompanying balance sheets of Brackin O’Connor, LLC (the "Company") as of December 31, 2010 and 2009 and the related statements of operations, owners' equity and cash flows for the years then ended and for the period the Company re-entered the development state from September 1, 2009, through December 31, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Brackin O’Connor, LLC as of December 31, 2010 and 2009 and the results of its operations and cash flows for the periods described above in conformity with accounting principles generally accepted in the United States of America.

 The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statement, the Company suffered a net loss from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

        /s/ M&K CPAS, PLLC

M&K CPAS, PLLC

www.mkacpas.com
Houston, Texas
March 18, 2011

BRACKIN O'CONNOR, LLC
(an Arizona Limited Liability Company)
(A Development Stage Company)
BALANCE SHEETS

	December 31,
	2010	2009
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$1,366	$18,490
Other receivables, related party	12,500	-
TOTAL CURRENT ASSETS	13,866	18,490

Property, plant and equipment, net of accumulated depreciation	22,397	-
TOTAL ASSETS	$36,263	$18,490

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$7,500	$-
Accrued expenses and other current liabilities	3,500	-
TOTAL CURRENT LIABILITIES	11,000	-

TOTAL LIABILITIES	11,000	-

STOCKHOLDERS’ EQUITY
Contributed capital	43,085	20,461
Accumulated earnings	(1,971)	(1,971)
Deficit accumulated during the development stage	(15,851)	-
TOTAL STOCKHOLDERS’ EQUITY	25,263	18,490
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$36,263	$18,490

See notes to financial statements

BRACKIN O'CONNOR, LLC
(an Arizona Limited Liability Company)
(A Development Stage Company)
STATEMENTS OF OPERATIONS

	Years Ended December 31,		For the Period From September 1, 2009 (date re-entered development stage) to
	2010	2009	December 31, 2010
Revenue	$-	$-	$-

Cost of revenue	-	-	-

Gross profit	-	-	-

Operating expenses
Selling, general and administrative expenses	15,471	-	15,471
Research and development expenses	-	-	-
Depreciation and amortization	380	-	380

Total operating expenses	15,851	-	15,851

Loss from continuing operations	(15,851)	-	(15,851)

Discontinued operations
Net gain (loss) from discontinued operations	-	54,115	-

Net income (loss)	$(15,851)	$54,115	$(15,851)

See notes to financial statements

BRACKIN O'CONNOR, LLC
(an Arizona Limited Liability Company)
(A Development Stage Company)
STATEMENTS OF OWNERS' EQUITY

			Deficit
			Accumulated
			during the		Total
	Contributed	Accumulated	Development	Accumulated	Owners'
	Capital	Earnings	Stage	Withdrawals	Equity
Balance, December 31, 2008	$290,000	$(56,086)	$	$(1,709)	$232,205

Contributions from owners	-	-	-	-	-
Withdrawals by owners	-	-	-	(267,830)	(267,830)
Net income for the year ended December 31, 2009	-	54,115	-	-	54,115
Balance, December 31, 2009	$290,000	$(1,971)	$-	$(269,539)	$18,490

Contributions from owners	32,777	-	-	-	32,777
Withdrawals by owners	-	-	-	(10,153)	(10,153)
Net loss for the year ended December 31, 2010	-	-	(15,851)	-	(15,851)
Balance, December 31, 2010	$322,777	$(1,971)	$(15,851)	$(279,692)	$25,263

See notes to financial statements

BRACKIN O'CONNOR, LLC
(an Arizona Limited Liability Company)
(A Development Stage Company)
STATEMENTS OF CASH FLOWS

	Years Ended December 31,		For the Period From September 1, 2009 (date re-entered development stage) to
	2010	2009	December 31, 2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss from continuing operations	$(15,851)	$-	$(15,851)
Net gain from discontinued operations	-	54,115	-
Adjustments to reconcile net income (loss) from operating activities to net			-
cash provided by (used in) operating activities			-
Depreciation and amortization	380	9,432	380
Gain on sale of business	-	(43,602)	-
Changes in:			-
Accounts receivable, related party	(12,500)	-	(12,500)
Prepaid expenses and other current assets	-	3,387	-
Accounts payable	7,500	(5,020)	7,500
Accrued expenses and other current liabilities	3,500	-	3,500
Net cash provided by (used in) operating activities	(16,971)	18,312	(16,971)

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of business	-	240,000	-
Net cash provided by investing activities	-	240,000	-

CASH FLOWS FROM FINANCING ACTIVITIES
Contributions from owners	10,000	-	10,000
Withdrawals by owners	(10,153)	(267,830)	(10,153)
Net cash used in financing activities	(153)	(267,830)	(153)

NET DECREASE IN CASH	(17,124)	(9,518)	(17,124)

CASH AND CASH EQUIVALENTS, beginning of the period	18,490	28,008	18,490

CASH AND CASH EQUIVALENTS, end of period	$1,366	$18,490	$1,366

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the period for:
Interest	$-	$-	$-
Income taxes	-	-	-
Non-Cash Transactions:
Vehicle capital contribution	22,777	-	22,777

See notes to financial statements

BRACKIN O’CONNOR, LLC
an Arizona Limited Liability Company

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

NOTE 1—BACKGROUND AND ORGANIZATION

Organization

Brackin O’Connor, LLC ("Company") was formed as an Arizona limited liability company in February, 2005 for the purpose of acquiring and operating a drinking lounge establishment in Scottsdale, Arizona.

On September 1, 2009, the Company entered into an agreement for sale of the drinking lounge.  In 2010, the Company changed focus and entered the passenger transportation business commonly referred to as a chauffeured vehicle service.  In accordance with ASC 915, the company is considered to have re-entered into the development stage as the company discontinued operations due to the sale of the drinking lounge and did not have revenues from the date of sale to December 31, 2010.

See Note 6 for further discussion.

Business Overview

Since its establishment until September 2009, the Company has been principally engaged in the drinking lounge business.  In 2010, the Company changed focus and entered the passenger transportation business commonly referred to as a chauffeured vehicle service.  Its initial operations are focused on servicing the tourism industry in Scottsdale, Arizona under the brand name of “Ride The Dougie”.  The Company provides chauffeured vehicle service for concert and weddings, airport shuttles, business and association meetings, conventions, road shows, promotional tours, special events, incentive travel and leisure travel and mobile concierge services.

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company maintains its accounting records on an accrual basis in accordance with generally accepted accounting principles in the United States of America ("U.S. GAAP").

Going Concern

The Company's financial statements are prepared using the accrual method of accounting in accordance with accounting principles generally accepted in the United States of America, and have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities in the normal course of business.  The Company incurred a net loss from continuing operations of $15,851 during the year December 31, 2010 and an accumulated deficit of $17,822 since inception.   The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable.  If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, develop a reliable source of revenues, and achieve a profitable level of operations the Company will need, among other things, additional capital resources.  Management’s plans to continue as a going concern include raising additional capital through sales of common stock and or a debt financing.  However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations.  The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

 Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make certain estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Estimates are adjusted to reflect actual experience when necessary. Significant estimates and assumptions affect many items in the financial statements. These include allowance for doubtful trade receivables, asset impairments, and contingencies and litigation. Significant estimates and assumptions are also used to establish the fair value and useful lives of depreciable tangible and certain intangible assets. Actual results may differ from those estimates and assumptions, and such results may affect income, financial position or cash flows.

Cash and Cash Equivalents

Cash and equivalents include investments with initial maturities of three months or less.  The Company maintains its cash balances at credit-worthy financial institutions that are insured by the Federal Deposit Insurance Corporation ("FDIC") up to $250,000.  Deposits with these banks may exceed the amount of insurance provided on such deposits; however, these deposits typically may be redeemed upon demand and, therefore, bear minimal risk. The Company did not have any cash equivalents at December 31, 2010 or 2009.

Property, Plant and Equipment

Equipment is recorded at cost and depreciated using straight line methods over the estimated useful lives of the related assets.  The Company reviews the carrying value of long-term assets to be held and used when events and circumstances warrant such a review.  If the carrying value of a long-lived asset is considered impaired, a loss is recognized based on the amount by which the carrying value exceeds the fair market value.  Fair market value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved.  The cost of normal maintenance and repairs is charged to operations as incurred.  Major overhaul that extends the useful life of existing assets is capitalized.  When equipment is retired or disposed, the costs and related accumulated depreciation are eliminated and the resulting profit or loss is recognized in income.

Income Taxes

Organized as a limited liability company, the Company is not a taxable entity for income tax purposes. Items of membership income, deductions and credits are allocated among the members for inclusion in their respective income tax returns.

Impairment of Long-Lived Assets

The Company has adopted Accounting Standards Codification subtopic 360-10, Property, Plant and Equipment ("ASC 360-10"). ASC 360-10 requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company evaluates its long-lived assets for impairment annually or more often if events and circumstances warrant. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses or a forecasted inability to achieve break-even operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted undiscounted cash flows. Should impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. ASC 360-10 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell. The Company performed an annual review for impairment and none existed as of December 31, 2010.

Revenue Recognition

Revenue represents beverage products sold and is net of discounts. Revenue from drinking lounge sales is recognized when beverage products are sold.  Sales taxes collected from customers and remitted to governmental authorities are presented on a net basis within sales.

As the Company sold its drinking lounge business in 2009, the Company has retro-actively presented its drinking lounge business as discontinued operations.  Accordingly, revenue and expenses associated with the drinking lounge are netted on one line item within the statement of operations.  See Note 6 for further discussion.

Fair Value of Financial Instruments

In the first quarter of fiscal year 2009, the Company adopted Accounting Standards Codification subtopic 820-10, Fair Value Measurements and Disclosures ("ASC 820-10"). ASC 820-10 defines fair value, establishes a framework for measuring fair value and enhances fair value measurement disclosure. ASC 820-10 delays, until the first quarter of fiscal year 2009, the effective date for ASC 820-10 for all non-financial assets and non-financial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). The adoption of ASC 820-10 did not have a material impact on the Company's financial position or operations, but does require that the Company disclose assets and liabilities that are recognized and measured at fair value on a non-recurring basis, presented in a three-tier fair value hierarchy, as follows:

•      Level 1. Observable inputs such as quoted prices in active markets;

•	Level 2. Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

•	Level 3. Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

No assets were valued at fair value on a recurring or non-recurring basis as of December 31, 2010 or December 31, 2009, respectively.

Effective October 1, 2008, the Company adopted Accounting Standards Codification subtopic 820-10, Fair Value Measurements and Disclosures ("ASC 820-10") and Accounting Standards Codification subtopic 825-10, Financial Instruments ("ASC 825-10"), which permits entities to choose to measure many financial instruments and certain other items at fair value. Neither of these statements had an impact on the Company's financial position, results of operations or cash flows. The carrying value of cash and cash equivalents, accounts payable and short-term borrowings, as reflected in the balance sheets, approximate fair value because of the short-term maturity of these instruments.

Recent Accounting Pronouncements

In April 2008, the FASB issued Accounting Standards Codification ("ASC") 350-10, "Determination of the Useful Life of Intangible Assets." ASC 350-10 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under ASC 350-10, "Goodwill and Other Intangible Assets." ASC No. 350-10 is effective for fiscal years beginning after December 15, 2008. The adoption of this ASC did not have a material impact on the Company's financial statements.

In April 2009, the FASB issued ASC 805-10, "Accounting for Assets Acquired and Liabilities assumed in a Business Combination That Arise from Contingencies – an amendment of FASB Statement No. 141 (Revised December 2007), Business Combinations." ASC 805-10 addresses application issues raised by preparers, auditors and members of the legal profession on initial recognition and measurement, subsequent measurement and accounting and disclosure of assets and liabilities arising from contingencies in a business combination. ASC 805-10 is effective for assets or liabilities arising from contingencies in business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. ASC 805-10 will have an impact on the Company's accounting for any future acquisitions and its financial statements.

In May 2009, the FASB issued SFAS No. 165, "Subsequent Events," which is included in ASC Topic 855, Subsequent Events. ASC Topic 855 established principles and requirements for evaluating and reporting subsequent events and distinguishes which subsequent events should be recognized in the financial statements versus which subsequent events should be disclosed in the financial statements. ASC Topic 855 was effective for interim periods ending after June 15, 2009 and applies prospectively. Because ASC Topic 855 impacts the disclosure requirements, and not the accounting treatment for subsequent events, the adoption of ASC Topic 855 did not impact the Company's results of operations or financial condition.

Effective July 1, 2009, the Company adopted the FASB ASC 105-10, Generally Accepted Accounting Principles – Overall ("ASC 105-10"). ASC 105-10 establishes the FASB Accounting Standards Codification (the "Codification") as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative U.S. GAAP for SEC registrants. All guidance contained in the Codification carries an equal level of authority. The Codification superseded all existing non-SEC accounting and reporting standards. All other non-grandfathered, non-SEC accounting literature not included in the Codification is non-authoritative. The FASB will not issue new standards in the form of Statements, FASB Staff Positions or Emerging Issues Task Force Abstracts. Instead, it will issue Accounting Standards Updates ("ASUs"). The FASB will not consider ASUs as authoritative in their own right. ASUs will serve only to update the Codification, provide background information about the guidance and provide the bases for conclusions on the change(s) in the Codification. References made to FASB guidance throughout these consolidated financials have been updated for the Codification.

In August 2009, the FASB issued ASU No. 2009-05, Measuring Liabilities at Fair Value, which provides additional guidance on how companies should measure liabilities at fair value under ASC 820. The ASU clarifies that the quoted price for an identical liability should be used. However, if such information is not available, an entity may use the quoted price of an identical liability when traded as an asset, quoted prices for similar liabilities or similar liabilities traded as assets, or another valuation technique (such as the market or income approach). The ASU also indicates that the fair value of a liability is not adjusted to reflect the impact of contractual restrictions that prevent its transfer and indicates circumstances in which quoted prices for an identical liability or quoted price for an identical liability traded as an asset may be considered level 1 fair value measurements. This ASU is effective October 1, 2009. The adoption of this ASU did not impact the Company's results of operations or financial condition.

 In January 2010, the FASB issued ASU No. 2010-06 regarding fair value measurements and disclosures and improvement in the disclosure about fair value measurements. This ASU requires additional disclosures regarding significant transfers in and out of Levels 1 and 2 of fair value measurements, including a description of the reasons for the transfers. Further, this ASU requires additional disclosures for the activity in Level 3 fair value measurements, requiring presentation of information about purchases, sales, issuances, and settlements in the reconciliation for fair value measurements. This ASU is effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. The Company is currently evaluating the impact of this ASU; however, it does not expect the adoption of this ASU to have a material impact its results of operations and financial condition.

NOTE 3—PROPERTY, PLANT AND EQUIPMENT

        Components of property, plant and equipment were as follows:

	December 31,
	2010	2009

Vehicles	$22,777	$-
Total property, plant and equipment	22,777	-

Less: accumulated depreciation	(380)	-

Property, plant and equipment, net	$22,397	$-

        Depreciation expense totaled $380 and $9,432 for the years ended December 31, 2010 and 2009, respectively. The Company’s parent Company has issued a promissory note and this promissory note is secured by a vehicle owned by Brackin O’Connor.

NOTE 4—OWNERS' EQUITY

        Contributed capital during the period from inception to December 31, 2008 was $290,000. During the fiscal year ended December 31, 2009, there were $267,830 of owners' withdrawals. During the fiscal year ended December 31, 2010, there were $32,777 of contributions from owners and $10,153 of owners' withdrawals.

NOTE 5—COMMITMENTS AND CONTINGENCIES

Contingencies

        The Company is not currently a party to any pending or threatened legal proceedings. Based on information currently available, management is not aware of any matters that would have a material adverse effect on the Company's financial condition, results of operations or cash flows.

NOTE 6 – DISCONTINUED OPERATIONS

On September 1, 2009, the Company entered into an agreement for sale of the drinking lounge assets in exchange in exchange for $240,000 in cash.  The Company recorded a gain on disposal of assets totaling $43,602 for the fiscal year ended December 31, 2009.  Pursuant to FASB standards, the Company has retro-actively presented its drinking lounge business as discontinued operations.

The Company’s gain from discontinued operations for the year ended December 31, 2009 totaled $54,115.

NOTE 7 – VINYL PRODUCTS, INC. TRANSACTION

On December 31, 2010, Brackin O’Connor, LLC entered into a definitive agreement to sell all of the membership interests in Brackin O’Connor, LLC to Vinyl Products, Inc.  Vinyl Products, Inc. agreed to issue 20,000,000 shares of its common stock to the members of Brackin O’Connor, LLC in exchange for the membership interests in Brackin O’Connor, LLC (the “Equity Exchange”).

As a result of the Equity Exchange, the members of Brackin O’Connor, LLC, Doug Brackin and Joy Brackin, acquired control of Vinyl Products, Inc.  Doug Brackin and Joy Brackin are husband and wife.  Doug Brackin and Joy Brackin together hold 99.7% of the outstanding shares of Vinyl Product’s common stock as of December 31, 2010.

NOTE 8 – OTHER RECEIVABLES, RELATED PARTY

On December 31, 2010, Brackin O’Connor, LLC advanced $12,500 to its parent company Vinyl Products, Inc.